Exhibit T
Joint Filing Statement
     We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
Dated: May 17, 2011

The Williams Companies, Inc.
By:	/s/ Alan S. Armstrong
	Name:	Alan S. Armstrong
	Title:	Chief Executive Officer and President

Williams Energy Services, LLC
By:	/s/ Robyn L. Ewing
	Name:	Robyn L. Ewing
	Title:	Senior Vice President

Williams Energy, L.L.C.
By:	/s/ Rory L. Miller
	Name:	Rory L. Miller
	Title:	Senior Vice President

Williams Discovery Pipeline LLC
By:	/s/ Rory L. Miller
	Name:	Rory L. Miller
	Title:	Senior Vice President

Williams Partners GP LLC
By:	/s/ Alan S. Armstrong
	Name:	Alan S. Armstrong
	Title:	Chairman of the Board and Chief Executive Officer

Williams Partners Holdings LLC
By:	/s/ Alan S. Armstrong
	Name:	Alan S. Armstrong
	Title:	Chief Operating Officer

Williams Gas Pipeline Company, LLC
By:	/s/ Randall L. Barnard
	Name:	Randall L. Barnard
	Title:	Senior Vice President

WGP Gulfstream Pipeline Company, L.L.C.
By:	/s/ Randall L. Barnard
	Name:	Randall L. Barnard
	Title:	Senior Vice President